                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  SYNTEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                 [SYNTEL LOGO]

April 21, 2000

Dear Shareholder:

     It is my pleasure to invite you to attend the 2000 Annual Meeting of Shareholders of Syntel, Inc. on Tuesday, May 23, 2000, at 9:00 a.m. The meeting will be held at the Embassy Suites Hotel, 850 Tower Drive, Troy, Michigan.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, the election of directors and the amendment of Syntel's 1997 Stock Option and Incentive Plan.

     Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign, and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.

                                          Sincerely,
                                          /s/BHARAT DESAI

                                          Bharat Desai
                                          Chairman, President, and Chief
                                          Executive Officer

                                  SYNTEL, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2000

--------------------------------------------------------------------------------

     The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Tuesday, May 23, 2000, at 9:00 a.m., at the Embassy Suites Hotel, 850 Tower Drive, Troy, Michigan. The purposes of the Annual Meeting are to:

     1. elect two directors for a term of three years;

     2. approve an amendment to Syntel, Inc.'s 1997 Stock Option and Incentive Plan; and

     3. conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on March 27, 2000 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board
                                          /s/ DANIEL M. MOORE

April 21, 2000                            Daniel M. Moore
                                          Chief Administrative Officer
                                          and Secretary

--------------------------------------------------------------------------------

YOU ARE INVITED TO ATTEND THE MEETING, BUT, WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                  SYNTEL, INC.
                           2800 LIVERNOIS, SUITE 400
                              TROY, MICHIGAN 48083

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 23, 2000

SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. (the "Company") in connection with the solicitation of proxies to be used at the 2000 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held at the Embassy Suites Hotel, 850 Tower Drive, Troy, Michigan, on Tuesday, May 23, 2000, at 9:00 a.m.

     The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy were mailed or given to shareholders beginning on or about April 21, 2000. The Company's 1999 Annual Report to Shareholders is also enclosed with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at the Company's expense.

REVOKING A PROXY

     Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy. You may deliver a written notice of revocation, which is dated after the date of the proxy, to the Secretary of the Company at or before the Annual Meeting. You may deliver a later-dated proxy to the Secretary of the Company at or before the Annual Meeting. You may attend the Annual Meeting in person and vote your shares by ballot.

RECORD DATE

     The record date for determining shareholders entitled to vote at the Annual Meeting is March 27, 2000. Each of the 38,289,569 shares of Common Stock of the Company issued and outstanding on that date is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as present at the Annual Meeting to determine whether a quorum exists.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1. ELECTION OF TWO DIRECTORS

     The Board of Directors is composed of three classes of members, each class being as nearly equal in number as possible. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. There are currently five members of the Board.

     Two directors are to be elected at the Annual Meeting to serve for a term ending at the 2003 Annual Meeting of Shareholders. The nominees named below have been selected by the Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the Company's proxy to vote to elect the nominees as directors.

     The persons receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominee who receives the largest number of votes cast is elected as a director. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case a nominee is unable or declines to serve, proxies will be voted for such other person as shall be designated by the Board of Directors to replace such nominee. However, the Board of Directors does not anticipate this will occur.

     Information concerning the nominees for election and the directors continuing in office, with respect to age and positions with the Company or other principal occupations for the past five years follows. Mr. Desai and Ms. Sethi have been directors of the Company since its formation in 1980. Messrs. Mrkonic, Van Houweling, and Choksi were appointed by the Board to fill vacancies created upon increasing the size of the Board after completion of the Company's initial public offering in August 1997.

        NOMINEES FOR ELECTION AS DIRECTORS UNTIL THE 2003 ANNUAL MEETING

     BHARAT DESAI, age 47, is a co-founder of the Company and has served as its President and Chief Executive Officer and as a director since its formation in 1980. He has also served as Chairman of the Board since February 1999. Mr. Desai is the spouse of Ms. Sethi.

     PARITOSH K. CHOKSI, age 47, is Chief Financial Officer and Senior Vice President of ATEL Capital Group, an equipment leasing company, and has served in those capacities since May 1999. From December 1997 through April 1999, Mr. Choksi was Chief Financial Officer of Wink Communications, a developer of interactive television. From 1977 through November 1997, Mr. Choksi was associated with the Phoenix American group of companies, and at the end of that period served as Phoenix American's Senior Vice President, Chief Financial Officer, and Treasurer and as a director.

          DIRECTOR WHOSE TERM CONTINUES UNTIL THE 2001 ANNUAL MEETING

     GEORGE R. MRKONIC, age 47, is Vice Chairman of Borders Group, Inc., a retailer of books and music headquartered in Ann Arbor, Michigan. From November 1994 to January 1997, Mr. Mrkonic was also the President of Border's Group, Inc. From November 1990 to November 1994, Mr. Mrkonic was Executive Vice President, Specialty Retail Group at Kmart Corporation, Troy, Michigan. Mr. Mrkonic is also a director of Borders Group, Inc., Champion Enterprises, Inc. and Cheap Tickets, Inc.

          DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING

     NEERJA SETHI, age 45, is a co-founder of the Company and has served as its Vice President, Corporate Affairs and as a director since the Company's formation in 1980, and as Secretary and Treasurer from 1980 to March 1996. Ms. Sethi is the spouse of Mr. Desai.

     DOUGLAS E. VAN HOUWELING, age 56, has been Chief Executive Officer and President of the University Corporation for Advanced Internet Development (UCAID) since November 1997. UCAID is the not for profit organization created by the higher education community to support continued development of the Internet through the Internet2 project. Dr. Van Houweling is on leave from the University of Michigan where he is Professor of Information. From December 1984 until November 1997, he was Vice Provost for Information and Technology and from 1995 until November 1997 he was the Dean for Academic Outreach, both at the University of Michigan.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $2,000 per Board meeting and $500 per Committee meeting, and all directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings. Each non-employee director is also granted 1,500 shares of the Company's Common Stock for each year of service on the Board. Messrs. Choksi, Mrkonic, and Van Houweling were each granted 6,000 shares of Common Stock, without restriction, in 1999 as compensation for their service as directors for the years 1999 through 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets regularly, at least once each quarter. During 1999, the Board of Directors held seven meetings. The standing committees established by the Board of Directors are described below. The Board of Directors does not have a nominating committee or any committee performing similar functions. Each director attended at least 75% of the board and committee meetings he or she was required to attend.

     AUDIT COMMITTEE. The Audit Committee is responsible for reviewing with management the financial controls, accounting and reporting activities, and legal and compliance issues of the Company. The Audit Committee reviews the qualifications of the Company's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit, and reviews non-audit services and related fees. The Audit Committee met four times during 1999. The members of the Audit Committee are Paritosh K. Choksi, Douglas E. Van Houweling (Committee Chairperson), and George R. Mrkonic.

     COMPENSATION COMMITTEE. The Compensation Committee develops and monitors the executive compensation policies of the Company. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The Compensation Committee met twice during 1999. The members of the Compensation Committee are Paritosh K. Choksi (Committee Chairperson), Douglas E. Van Houweling, and George
R. Mrkonic.

PROPOSAL 2. APPROVAL OF AMENDMENT TO SYNTEL, INC.'S 1997 STOCK OPTION AND
            INCENTIVE PLAN

     In February 2000, the Board of Directors approved an amendment to the Company's 1997 Stock Option and Incentive Plan (the "Plan") and approved submitting the Plan amendment to the Company's shareholders for approval at the 2000 Annual Meeting of Shareholders. The proposed Plan amendment will increase from 3,000,000 to 8,000,000 the number of shares of the Company's Common Stock reserved for issuance under the Plan (the "Amendment"). The Board of Directors believes that the Amendment will benefit the Company by increasing the number of shares available for granting stock options, stock appreciation rights, restricted stock, or performance share awards under the Plan, providing the Company with the ability to attract, retain, and motivate key personnel.

     The Amendment is being submitted to the shareholders of the Company in compliance with certain rules of the Nasdaq Stock Market. The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting is required for the approval of the amendment to the Plan. If the shareholders do not approve the proposal, then the Plan will continue in effect in accordance with its existing provisions.

     Because executive officers (who may also be members of the Board) are eligible to receive awards under the Plan, each of them has a personal interest in the approval of this amendment to the Plan.

     Adoption of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares not voted (whether by abstention, broker non-votes or otherwise) have the effect of a vote against the proposal. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF APPROVAL OF THE AMENDMENT UNLESS A CONTRARY CHOICE IS INDICATED.

                              BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT OF THE
PLAN.

                              SUMMARY OF THE PLAN

GENERAL INFORMATION

     The Plan was adopted by the Company's Board of Directors and shareholders on April 1, 1997, and amended and restated by the Board of Directors on August 11, 1997. The purpose of the Plan is (i) to promote the best interests of the Company and its shareholders by encouraging employees of the Company and its subsidiaries to acquire an ownership interest in the Company, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Company to attract and retain qualified employees and non-employee directors. The Compensation Committee of the Company's Board of Directors administers and interprets the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not a "qualified plan" under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     A total of 3,000,000 shares of the Company's Common Stock (or 8,000,000 shares if the proposed Amendment is approved by the shareholders) may be awarded pursuant to stock options, stock appreciation rights ("SARs"), performance share awards, restricted stock awards and annual incentive awards under the Plan. Awards under the Plan may be made at the discretion of the Compensation Committee to any employee or non-employee director of the Company or its subsidiaries. On March 27, 2000, the Company had approximately 1,950 employees and non-employee directors, while stock options to purchase approximately 2,723,000 shares of Common Stock were outstanding under the Plan and no other type of award had been made. As of March 27, 2000, the last sale price for shares of the Company's Common Stock was $16.81 per share.

GRANT AND EXERCISE

     STOCK OPTIONS. Options granted under the Plan may be either incentive stock options under Section 422 of the Code or nonqualified stock options. The exercise price for incentive stock options must be at least the fair market value of the shares on the grant date. At the discretion of the Compensation Committee, the exercise price for nonqualified options may be less than fair market value. Options granted under the Plan become exercisable at such times as the Compensation Committee may determine and generally will expire ten years after the grant date, unless a shorter period has been set by the Compensation Committee. In any one fiscal year, no optionee may be granted options to purchase more than 100,000 shares of the Company's Common Stock under the Plan. Payment for shares to be acquired upon the exercise of options granted under the Plan or payment of related withholding tax obligations may be made in cash, by check, by tendering previously-held shares of the Company's Common Stock or, at the discretion of the Compensation Committee, through a cashless exercise procedure.

     STOCK APPRECIATION RIGHTS. The Plan provides for the discretionary grant of SARs in tandem with stock options. A SAR represents the right to receive a cash or stock payment from the Company equal to the excess of the fair market value of the share of Common Stock subject to the related option on the date of exercise over the per share exercise price of the related option. An option to purchase shares will terminate with respect to the number of shares for which a SAR is exercised.

     RESTRICTED STOCK AND PERFORMANCE SHARE AWARDS. The Plan also authorizes the Compensation Committee to grant restricted stock and performance share awards to key employees. Restricted stock may not be transferred, pledged or assigned or otherwise alienated or hypothecated until termination of the applicable restrictions. Participants who receive restricted stock are entitled to dividend and voting rights on the restricted shares prior to the lapse of restrictions on such grants. Performance share awards are payable at the discretion of the Compensation Committee in cash or shares of the Company's Common Stock. Each performance share award will specify the performance goals applicable to the award, the period over which the goals are to be achieved and the payment schedule if the goals are attained. The terms and conditions of the restricted stock and performance share awards, including the acceleration or lapse of any restrictions and conditions of such awards, are to be determined by the Compensation Committee.

     ANNUAL PERFORMANCE INCENTIVE AWARDS. Under the Plan, certain executive officers designated by the Compensation Committee may receive annual awards determined by pre-established objective performance goals ("Annual Incentive Awards") that are intended to satisfy the performance based compensation requirements of Section 162(m) of the Code. Annual Incentive Awards will be paid in cash or in shares of Common Stock of the Company, as determined by the Compensation Committee.

TRANSFER

     Stock options, SARs, restricted stock awards, performance share awards and Annual Performance Incentive Awards are not transferable by a participant except by will or the laws of descent and distribution.

DEATH, DISABILITY, TERMINATION OF EMPLOYMENT

     A participant who terminates employment with the Company for reasons other than permanent disability or death must exercise all exercisable options and SARs within the earlier of the expiration of the option or SAR or 90 days after such participant's termination. Upon the death of an participant, exercisable options and SARs must be exercised by the participant's heirs before the expiration of the options. If a participant's employment terminates due to total and permanent disability, exercisable options and SARs must be exercised by the participant before the expiration of the option. A participant who terminates employment for any reason forfeits any restricted stock awards and performance share awards still subject to restrictions or conditions; provided, however, that the Compensation Committee is authorized to accelerate or waive any restrictions or conditions on restricted stock and performance share awards. A participant who terminates employment for any reason other than retirement, disability or death before receiving payment of an Annual Incentive Award forfeits the opportunity to receive any such compensation. A participant who retires, becomes disabled or dies before receiving payment of an Annual Incentive Award will be paid the full amount for the relevant year if employed during the entire year or a prorated amount according to the number of full months of employment during the year.

ADJUSTMENTS

     The number of shares authorized for the Plan and the number of shares subject to individual awards and grants under the Plan will be adjusted pro rata by the Compensation Committee in the event of any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a dividend of Common Stock, subdivision or combination of shares or a reclassification of Common Stock.

     In certain circumstances, upon a change in control of the Company (as defined in the Plan), outstanding stock options and SARs immediately become exercisable, all restrictions lapse on restricted stock grants, and all performance goals and conditions will be deemed to have been satisfied on outstanding performance shares awards. For purposes of granting annual incentive awards, the determination of whether performance targets have been achieved will be made as of the date of the change in control. Any payment due will become immediately payable.

AMENDMENT OR TERMINATION OF PLAN

     The Plan may be terminated or amended at any time by the Board of Directors, but no amendment may, without the approval of shareholders, (i) materially increase the benefits accruing to participants, (ii) increase the number of securities issuable under the Plan, or (iii) modify the requirements for eligibility. No amendment, modification or termination of the Plan may adversely affect any option, SAR, restricted stock grant, performance share award or Annual Incentive Award previously granted under the Plan without the consent of the participant. Unless the Plan is terminated sooner by the Board of Directors, no new awards or grants may be authorized under the Plan after April 1, 2007.

                  FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     INCENTIVE STOCK OPTIONS. At the time an incentive stock option is granted or exercised, the optionee will not be deemed to have received any income, and the Company will not be entitled to a deduction. The optionee generally will receive long-term capital gain or loss treatment on the disposition of stock acquired upon exercise of the option, provided the disposition occurs more than two years from the date the option is granted and the stock acquired is held by the optionee for more than one year. An optionee who disposes of shares acquired by exercise prior to the expiration of the foregoing holding periods realizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the disposition price. Any appreciation between the fair market value of the shares on the date of the exercise and the disposition price is taxed to the optionee as long or short-term capital gain, depending of the length of the holding period. To the extent ordinary income is recognized by the optionee, the Company receives a corresponding compensation tax deduction.

     NONQUALIFIED STOCK OPTIONS. Upon the exercise of a nonqualified stock option, an optionee not subject to short swing profit restrictions under Section 16(b) of the Securities Exchange Act of 1934, and an insider subject to such restrictions who has held the option until the restrictions have lapsed (usually six months), will realize ordinary income equal to the difference between the option price and the fair market value of the Common Stock on the date of exercise. Upon withholding for income and employment tax, the Company is entitled to a compensation tax deduction equal to the ordinary income realized by the employee. When the optionee disposes of the shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending on the holding period of the shares.

     If option shares are paid for with the Company's Common Stock, the optionee will realize ordinary income equal to the fair market value of the number of shares received upon exercise of the nonqualified option which exceeds the number of shares surrendered for payment of such option, reduced by the amount of any cash paid upon the exercise of the option. Upon withholding for income and employment taxes, the Company will be entitled to a compensation tax deduction equal to the ordinary income realized by the optionee.

     The foregoing is only a summary of the effect of federal income taxation upon award recipients and the Company with respect to the grant and exercise of awards under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the employee may reside.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     Compensation policies for executive officers are developed and monitored by the Compensation Committee of the Board of Directors. The Committee recommends to the Board of Directors the nature and amount of compensation for all executive officers. This Committee consists of three independent directors who are neither officers nor employees of the Company.

COMPENSATION POLICIES

     The Company's executive compensation policies are designed to encourage and reward executive efforts which create shareholder value through achievement of corporate objectives and performance goals and, as a result, to align the interests of executives with those of shareholders. More specifically, the Company's compensation policies can be summarized as:

     (a) annual base salaries targeted to be competitive with other leading information technologies (IT) services companies with which the Company competes for talent;

     (b) annual cash bonuses based on improved Company performance; and

     (c) long-term incentive-based compensation through the Company's 1997 Stock Option and Incentive Plan and Employee Stock Purchase Plan which is used to link executive performance to shareholder interests, encourage stock ownership in the Company and provide an incentive to create long-term shareholder value.

     Each component of compensation (annual base salary, annual cash bonus, and long-term performance incentives) is described more fully below.

ANNUAL BASE SALARIES

     Executive salaries are intended to be competitive with other leading IT services companies with which the Company competes for personnel. Executive salary levels are based on level of job responsibility, individual performance, and published compensation data for comparable companies.

ANNUAL CASH BONUSES

     Annual incentive-based compensation is provided primarily through cash bonuses. Bonuses are based upon the achievement of specified individual and corporate goals, as well as a review of personal performance which is determined at the discretion of the Committee.

LONG-TERM PERFORMANCE INCENTIVES

     The Committee grants stock options, with ten-year terms at an exercise price equal to the fair market value on the date of grant, having a value based on the level of stock price appreciation over the market price on the date of grant. This provides an incentive for executives to develop shareholder value and rewards them in proportion to the gain received by other shareholders. The Committee considers the level of stock options granted by comparable IT services companies and the number of Company stock options previously granted in reaching its decision to make additional grants of stock options, but does not have a specific weighting formula for each factor.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the U.S. Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on non-discretionary, pre-established performance goals. The Committee believes that both annual incentive bonuses and stock options granted as long-term performance incentives meet the requirements for fully deductible compensation under Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee uses the same procedures described above for the other executive officers in setting the annual salary and bonus for Bharat Desai, the Company's Chief Executive Officer. The Committee will evaluate the performance of Mr. Desai at least annually based upon both the Company's financial performance and the extent to which the strategic and business goals established for the Company are met. The Committee does not assign relative weights or rankings to particular factors, but makes its determination based upon a consideration of all such factors.

                                          COMPENSATION COMMITTEE
                                          Paritosh K. Choksi
                                          Douglas E. Van Houweling
                                          George R. Mrkonic

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                      ANNUAL COMPENSATION        SECURITIES
                                                    ------------------------     UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION       FISCAL YEAR    SALARY($)       BONUS($)     OPTIONS(#)     COMPENSATION($)
---------------------------------------------------------------------------------------------------------------
Bharat Desai, Chairman,
  President,                            1999        $300,000          -0-          -0-             -0-
  and Chief Executive Officer....       1998        $300,000        $600,000       -0-             -0-
                                        1997        $395,682(1)     $200,000       -0-             -0-
John Andary, Chief Financial            1999        $197,917        $ 20,000       30,000           $1,450(2)
  Officer and Treasurer..........       1998        $149,167        $ 60,000       -0-              $2,660(2)
                                        1997        $135,417        $ 50,000       45,000          -0-
Jay Clark, Vice President, Global       1999        $197,917        $ 20,000       30,400           $  410(2)
  Applications Management........       1998        $150,000        $ 70,000       -0-              $1,020(2)
                                        1997        $153,333        $ 50,000       37,500          -0-
Daniel M. Moore, Chief
  Administrative                        1999        $197,917        $ 20,000       30,500           $  820(2)
  Officer and Secretary..........       1998        $144,708        $ 75,000       -0-              $1,800(2)
                                        1997        $139,375        $ 65,000       45,000          -0-
Rajiv Tandon, Vice President,           1999        $170,355        $ 51,000       62,500          -0-
  Global Delivery................       1998        $121,667        $ 60,000       -0-             -0-
                                        1997        $109,375        $ 32,000       37,500          -0-

----------------------------------
(1) Effective in August, 1997, Mr. Desai began receiving an annual salary of $300,000.

(2) These amounts reflect payments by the Company for life insurance upon the named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL PERIOD

     The following table provides information about stock options granted to the persons named in the Summary Compensation Table during the last fiscal year. The table also shows projected hypothetical gains for the options over the full option term, based on assumed annual compound rates of stock price appreciation of 5% and 10% and have not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                                INDIVIDUAL GRANTS(1)                  POTENTIAL REALIZABLE
                                 --------------------------------------------------   VALUE AT ANNUAL RATES
                                 NUMBER OF     % OF TOTAL                                OF STOCK PRICE
                                 SECURITIES     OPTIONS                                 APPRECIATION FOR
                                 UNDERLYING    GRANTED TO    EXERCISE                      OPTION TERM
                                  OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
             NAME                GRANTED(#)   FISCAL YEAR    ($/SHARE)      DATE         5%          10%
             ----                ----------   ------------   ---------   ----------      --          ---
Bharat Desai...................    -0-
John Andary....................    15,000         0.7%        $11.31        1/1/09    $106,650    $270,450
                                   15,000         0.7%        $ 8.25      10/29/09    $ 77,850    $197,250
Jay Clark......................    15,400         0.8%        $11.31        1/1/09    $109,494    $277,662
                                   15,000         0.7%        $ 8.25      10/29/09    $ 77,850    $197,250
Daniel M. Moore................    15,500         0.8%        $11.31        1/1/09    $110,205    $279,465
                                   15,000         0.7%        $ 8.25      10/29/09    $ 77,850    $197,250
Rajiv Tandon...................    12,500         0.6%        $11.31        1/1/09    $ 88,875    $225,375
                                   50,000         2.4%        $ 8.25      10/29/09    $259,500    $657,500

----------------------------------
(1) The options granted to all employees have a ten year term and become exercisable in annual installments of 10%, 20%, 30% and 40% of the shares subject to the option on the first, second, third and fourth anniversaries, respectively, of the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the exercise of stock options and the value of unexercised in-the-money options held at the end of the last fiscal year by the persons named in the Summary Compensation Table.

                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                           SHARES       VALUE          AT FISCAL YEAR-END(#)            FISCAL YEAR-END($)(1)
                         ACQUIRED ON   REALIZED   -------------------------------   -----------------------------
         NAME            EXERCISE(#)     ($)      EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
         ----            -----------   --------   -----------      -------------    -----------     -------------
Bharat Desai...........    -0-           -0-         -0-              -0-              -0-             -0-
John Andary............    -0-           -0-         13,500            61,500        $158,580         $562,320
Jay Clark..............     4,500      $31,328        6,750            56,650        $ 68,783         $510,775
Daniel M. Moore........    -0-           -0-         12,000            62,000        $136,290         $564,760
Rajiv Tandon...........     2,000      $29,980        7,750            88,750        $ 83,643         $774,523

----------------------------------
(1) Assumes a market price of $16.19 per share, which was the last sale price on December 31, 1999. At March 27, 2000 the last sale price was $16.81 per share.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock from August 12, 1997, the date of the initial public offering of the Common Stock, through December 31, 1999, the end of the Company's fiscal year, to the cumulative total shareholder returns for the S&P 500 Stock Index and for an index of peer companies selected by the Company for the same period of time. The peer group index is composed of Cambridge Technology Partners, Inc., CIBER, Inc., Computer Horizons Corp., Computer Sciences Corporation, Electronic Data Systems Corporation, Keane, Inc., and Sapient Corporation. These companies were selected based on similarities in their service offerings and their competitive position in the industry.

           COMPARISON OF CUMULATIVE TOTAL RETURN FROM AUGUST 12, 1997
       THROUGH DECEMBER 31, 1999 AMONG SYNTEL, INC., S&P 500 STOCK INDEX
                        AND AN INDEX OF PEER COMPANIES *

                              [PERFORMANCE GRAPH]

                                                             8/12/97    12/31/97    12/31/98    12/31/99
                                                             -------    --------    --------    --------
Syntel, Inc. ............................................     $100        $106        $126        $180
S&P 500 Stock Index......................................     $100        $105        $133        $159
Peer Group Index.........................................     $100        $123        $137        $191

----------------------------------
* Assumes that the value of an investment in the Company's Common Stock and each index was $100 on August 12, 1997 and that all dividends were reinvested.

                             ADDITIONAL INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management of the Company to have been the beneficial owner of more than five percent of the Company's outstanding Common Stock as of March 27, 2000.

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL     PERCENT
                      NAME AND ADDRESS                           OWNERSHIP      OF CLASS
                      ----------------                           ----------     --------
Neerja Sethi................................................    19,789,350(1)    51.7%
Bharat Desai................................................    13,173,150(2)    34.4%

----------------------------------
(1) Includes 9,932,138 shares of Common Stock held in several trusts for the benefit of Ms. Sethi and her descendants, of which trusts Ms. Sethi is a trustee, and 13,500 shares held in several educational trusts for the benefit of other individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai. The business address of Ms. Sethi is Suite 400, 2800 Livernois, Troy, Michigan 48083.

(2) Includes 150,000 shares of Common Stock held in several trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 5,400 shares held in several educational trusts for the benefit of individuals related to Mr. Desai, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi. The business address of Mr. Desai is Suite 400, 2800 Livernois, Troy, Michigan 48083.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information, as of March 27, 2000, about the beneficial ownership of the Company's Common Stock by the nominees, present directors and named executive officers of the Company, and by all directors and executive officers as a group.

                                                                 NUMBER OF
                                                                   SHARES
                                                                BENEFICIALLY    PERCENT OF
                            NAME                                  OWNED(1)        CLASS
                            ----                                ------------    ----------
John Andary.................................................         22,162           *
Paritosh K. Choksi..........................................         50,250           *
Jay Clark...................................................         21,890           *
Bharat Desai................................................     13,173,150(2)    34.3%(4)
Daniel M. Moore.............................................         21,580           *
George R. Mrkonic...........................................         39,000           *
Neerja Sethi................................................     19,789,350(3)    51.5%(4)
Rajiv Tandon................................................         13,500           *
Douglas E. Van Houweling....................................          9,000           *
All directors and executive officers as a group (14
  persons)..................................................     33,189,308       86.4%

----------------------------------
 *  Less than 1%

(1) The number of shares shown in the table includes the following number of shares which the person specified may acquire by exercising options which were unexercised on March 27, 2000: John Andary, 19,500; Paritosh K. Choksi, 3,000; Jay Clark, 12,790; Daniel M. Moore, 18,050; George R. Mrkonic, 3,000; Rajiv Tandon, 13,500; Douglas E. Van Houweling, 3,000; and all directors and executive officers as a group, 105,840.

(2) Includes 150,000 shares of Common Stock held in several trusts for the benefit of Mr. Desai's descendants, of which trusts Mr. Desai is a trustee, and 5,400 shares held in several educational trusts for the benefit of individuals related to Mr. Desai, of which Mr. Desai is also the trustee. Mr. Desai disclaims beneficial ownership of shares held by his spouse, Ms. Sethi.

(3) Includes 9,932,138 shares of Common Stock held in several trusts for the benefit of Ms. Sethi and her descendants, of which trusts Ms. Sethi is a trustee, and 13,500 shares held in several educational trusts for the benefit of unrelated individuals, of which Ms. Sethi is also the trustee. Ms. Sethi disclaims beneficial ownership of shares held by her spouse, Mr. Desai.

(4) Percentages vary between this table and the preceding table because, when calculating percentages, this table includes exercisable but unexercised options in the total number of shares outstanding.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following persons filed the listed late reports: John Andary one report reporting two transactions; Paritosh K. Choksi one report reporting one transaction; Vivian Chow two reports reporting one total transaction; Jay Clark one report reporting three transactions; Bharat Desai one report reporting one transaction; Prakash Kenjale one report reporting one transaction; Daniel M. Moore one report reporting two transactions; George R. Mrkonic one report reporting one transaction; Sanjay Raizada, three reports reporting two total transactions; Neerja Sethi one report reporting one transaction; and Douglas E. Van Houweling one report reporting one transaction.

INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has served as independent accountants for the Company since 1995. PricewaterhouseCoopers LLP was selected by the Board of Directors to serve as the Company's independent accountants for the fiscal year ending December 31, 2000. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement, and will respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals to be presented at the 2001 Annual Meeting must be received by the Company not later than December 22, 2000 if they are to be included in the Company's Proxy Statement for the 2001 Annual Meeting. Such proposals should be addressed to the Secretary at the Company's executive offices.

     Shareholder proposals to be presented at the 2001 Annual Meeting or any Special Meeting which are not to be included in the Company's Proxy Statement for that meeting must be received by the Company not less than 60 nor more than 90 days before the date of the meeting or no later than 10 days after the day of the public announcement of the date of the meeting in accordance with the procedures contained in the Company's Bylaws.

OTHER MATTERS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,
                                          /s/ DANIEL M. MOORE

                                          Daniel M. Moore
                                          Secretary

April 21, 2000

                                                                       EXHIBIT A
                                  SYNTEL, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                             (AMENDED AND RESTATED)

                              I. GENERAL PROVISIONS

         1.1 ESTABLISHMENT. On April 1, 1997, the Board of Directors ("Board") of Syntel, Inc. ("Corporation") adopted the 1997 Stock Option and Incentive Plan ("Plan"), which was approved by the shareholders of the Corporation on April 1, 1997. This Plan is further amended and restated as of August 11, 1997.

         1.2 PURPOSE. The purpose of the Plan is (i) to promote the best interests of the Corporation and its shareholders by encouraging Employees and non-employee directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Corporation to attract and retain qualified Employees and non-employee directors. It is the further purpose of the Plan to permit the granting of Nonqualified Stock Options, Stock Appreciation Rights and Annual Incentive Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.

         1.3 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (A) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option, Stock Appreciation Right, Restricted Stock Grant, Performance Share Award or Annual Incentive Award.

                  (B) "ANNUAL INCENTIVE AWARD" means an award that is granted in accordance with Article VI of the Plan.

                  (C)   "BOARD" means the Board of Directors of the Corporation.

                  (D) "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; provided, however, that any such event involving any of the current shareholders of the Corporation as of the date of adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders) shall not be included within the meaning of "Change in Control."

                  (E)   "CHANGE IN POSITION" means, with respect to any
Participant: (i) such Participant's involuntary termination of employment; or
(ii) a significant reduction in such Participant's duties, responsibilities, compensation and/or fringe benefits, or the assignment to such Participant of duties inconsistent with his position (all as in effect immediately prior to a Change in Control), whether or not such Participant voluntarily terminates employment as a result thereof.

                  (F) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (G) "COMMITTEE" means the Compensation Committee of the Corporation, which shall be comprised of two or more members of the Board.

                  (H) "COMMON STOCK" means shares of the Corporation's authorized common stock.

                  (I) "CORPORATION" means Syntel, Inc., a Michigan corporation.

                  (J) "DISABILITY" means total and permanent disability, as defined in Code Section 22(e).

                  (K) "EMPLOYEE" means an individual who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation, or a Subsidiary of the Corporation.

                  (L) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

                  (M) "FAIR MARKET VALUE" means for purposes of determining the value of Common Stock on the Grant Date, the Stock Exchange closing price of the Corporation's Common Stock as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange) for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means, the Stock Exchange closing price of the Corporation's Common Stock on the last date preceding the exercise on which there were Common Stock transactions.

                  (N) "GRANT DATE" means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award, or such later date as shall be designated by the Committee.

                  (O) "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code.

                  (P) "NONQUALIFIED STOCK OPTION" means an Option that is not intended to constitute an Incentive Stock Option.

                  (Q) "OPTION" means either an Incentive Stock Option or a Nonqualified Stock Option.

                  (R) "PARTICIPANT" means an Employee or non-employee director designated by the Committee to participate in the Plan.

                  (S) "PERFORMANCE SHARE AWARD" means a performance share award that is granted in accordance with Article V of the plan.

                  (T) "PLAN" means the Syntel, Inc. 1997 Stock Option and Incentive Plan, the terms of which are set forth herein, and amendments thereto.

                  (U) "RESTRICTION PERIOD" means the period of time during which a Participant's Restricted Stock grant is subject to restrictions and is nontransferable.

                  (V) "RESTRICTED STOCK" means Common Stock that is subject to restrictions.

                  (W) "RETIREMENT" means termination of employment on or after the attainment of age 65.

                  (X) "STOCK APPRECIATION RIGHT" means the right to receive a cash or Common Stock payment from the Corporation upon the surrender of a tandem Option, in accordance with Article III of the Plan.

                  (Y) "STOCK EXCHANGE" means the principal national securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date or date on which an Option is exercised, whichever is applicable.

                  (Z) "SUBSIDIARY" means a corporation defined in Code Section 424(f).

                  (AA) "VESTED" means the extent to which an Option or Stock Appreciation Right granted hereunder has become exercisable in accordance with this Plan and the terms of the respective Agreement pursuant to which such Option or Stock Appreciation Right was granted.

         1.4      ADMINISTRATION.

                  (A) The Plan shall be administered by the Committee. At all times it is intended that the directors appointed to serve on the Committee shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and "outside directors" (within the meaning of Code
Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

                  (B) The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

         1.5 PARTICIPANTS. Participants in the Plan shall be such Employees (including Employees who are directors) and non-employee directors of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards to an individual upon the condition that the individual become an Employee of the Corporation or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award shall be deemed to be granted only on the date that the individual becomes an Employee.

         1.6 STOCK. The Corporation has reserved 2,000,000 shares of the Corporation's Common Stock for issuance under the Plan. Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant or Performance Share Award granted hereunder, and pursuant to which a Participant never acquired benefits of ownership, including payment of a stock dividend (but excluding voting rights), may again be subjected to grants and awards under the Plan, but shares surrendered pursuant to the exercise of a Stock Appreciation Right are not available for future grants and awards. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

                                II. STOCK OPTIONS

         2.1 GRANT OF OPTIONS. The Committee, at any time and from time to time, subject to Section 9.8, may grant Options to such Employees and for such number of shares of Common Stock (whole or fractional) as it shall designate. Provided, however, that no Employee may be granted Options and Stock Appreciation Rights during any one fiscal year to purchase more than 100,000 shares of Common Stock. Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant's Option Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right. Nonqualified Stock Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated hereunder.

         2.2 INCENTIVE STOCK OPTIONS. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2 No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date or with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

         2.3 OPTION PRICE. The Committee shall determine the per share exercise price for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date. The foregoing notwithstanding, no Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date.

         2.4      PAYMENT FOR OPTION SHARES.

                  (A) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation's Common Stock on the day prior to exercise, as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange), and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation. Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.

                  (B) At the discretion of the Committee, as set forth in a Participant's Option Agreement, any Option granted hereunder may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm ("cashless exercise procedure").

                         III. STOCK APPRECIATION RIGHTS

         3.1 GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted, held and exercised in such form as set by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. The number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option. Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder.

         3.2 EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. Except as permitted under Rule 16b-3, notice of exercise of a Stock Appreciation Right by a participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to the period beginning on the third day following the release of the Corporation's quarterly or annual summary of earnings and ending on the 12th business day after such release. The exercise term of each Stock Appreciation Right shall be limited to 10 years from its Grant Date or such earlier period as set by the related Option. A Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised. A Stock Appreciation Right granted to a Participant subject to the insider trading restrictions shall not be exercisable in whole or part during the first six months of its term, unless the Participant dies or becomes disabled during such six-month period.

         3.3      STOCK APPRECIATION RIGHT ENTITLEMENT.

                  (A) Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between--

                  (1) the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date, and

                  (2) the Option price of the associated Option multiplied by the number of shares available under the Option.

                  (B) Notwithstanding paragraph (a) of this Section, upon exercise of a Stock Appreciation Right the Participant shall be required to surrender the associated Option.

         3.4 MAXIMUM STOCK APPRECIATION RIGHT AMOUNT PER SHARE. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

                              IV. RESTRICTED STOCK

         4.1 GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Employees and in such amounts as it shall determine.

         4.2 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the terms of the restrictions, including the restriction period, or periods, the number of Restricted Stock shares subject to the grant, and such other provisions, including performance goals, as the Committee shall determine.

         4.3 TRANSFERABILITY. Except as provided in this Article IV of the Plan, the shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to an Employee shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative.

         4.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         4.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Restricted Stock shall bear the following legend:

         The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. 1997 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a
         Restricted Stock Agreement dated                       . A copy of the
         Plan, such rules and such Restricted Stock Agreement may be obtained from the General Counsel of Syntel, Inc.

         4.6      REMOVAL OF RESTRICTIONS. Except as otherwise provided in this
Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate. Provided further, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of a Restricted Stock grant.

         4.7 VOTING RIGHTS. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock.

         4.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

         4.9 RESTRICTED STOCK AWARDS GRANTED UNDER CODE SECTION 162(M). The Committee, at its discretion, may designate certain Restricted Stock Awards as granted pursuant to Code Section 162(m). Such Restricted Stock Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:

                  (A) Each Code Section 162(m) Restricted Stock Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.

Further, at the discretion of the Committee, a Restricted Stock Award also may be subject to goals and restrictions in addition to the performance requirements.

                  (B) Each Code Section 162(m) Restricted Stock Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                  (C) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Restricted Stock Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  (D) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Restricted Stock Award that are to become freely transferable. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Restricted Stock Award.

                  (E) Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Restricted Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Restricted Stock Award. No shares under a Code Section 162(m) Restricted Stock Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (F) No Employee, in any one fiscal year of the Company, shall be granted a Code Section 162(m) Restricted Stock Award for more than 25,000 shares of Common Stock.

                  (G) Except as provided in this Article IV of the Plan, the shares pursuant to a Restricted Stock Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

                  (H) Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

                          V.  PERFORMANCE SHARE AWARDS

         5.1 GRANT OF PERFORMANCE SHARE AWARDS. The Committee, at its discretion, may grant Performance Share Awards to Employees of the Corporation and its Subsidiaries and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

         5.2 TERMS OF PERFORMANCE SHARE AWARDS. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Share Award shall be set forth in his individual Performance Share Agreement. Each Agreement shall specify the performance goals applicable to a particular Employee or group of Employees, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

         5.3 PERFORMANCE SHARE AWARDS GRANTED UNDER CODE SECTION 162(M). The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m). Such Performance Share Awards must comply with the following additional requirements, which override any other provision set forth in this Article V:

                  (A) The Committee, at its discretion, may grant Code Section 162(m) Performance Share Awards based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

                  (B) Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                  (C) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share

Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Share Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  (D) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets, and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Share Award is granted subject to attainment of the designated performance goals). The Committee, may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

                  (E) Code Section 162(m) Performance Share Awards may be granted in two different forms, at the discretion of the Committee. Under one form, the Employee shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee's Performance Share Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance/restriction period automatically shall be reinvested on behalf of the Employee in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award. No shares under a Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (F) Under the second form, the Employee shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two. Any certificate for shares under such form of Performance Share Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

                  (G) No Employee, in any one fiscal year of the Company, shall be granted a Performance Share Award to receive more than 25,000 shares of Common Stock.

                  (H) Except as provided in this Article V of the Plan, the shares pursuant to a Performance Share Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

                  (I) In addition to any legends placed on certificates pursuant to paragraph (h), each certificate representing shares under a Performance Share Award shall bear the following legend:

                  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. 1997 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated . A copy of the Plan, such rules and such Performance Share Agreement may be obtained from the General Counsel of Syntel, Inc.

                  (J) Except as otherwise provided in this Article V of the Plan, and subject to applicable federal and state securities laws, shares covered by each Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by paragraph (i) removed from the applicable Common Stock certificate.

                           VI. ANNUAL INCENTIVE AWARDS

         6.1      GRANT OF ANNUAL INCENTIVE AWARDS.

                  (A) The Committee, at its discretion, may grant Annual Incentive Awards to such Employees as it may designate from time to time. Annual Incentive Awards shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.

                  (B) The determination of Annual Incentive Awards for a given year shall be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

                  (C) For each fiscal year of the Corporation, the Committee shall (i) select those Employees who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine target levels of Corporation performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Employee upon the achievement of each performance level as provided below. The Committee shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under

Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

                  6.2   ATTAINMENT OF PERFORMANCE TARGETS.

                  (A) For each fiscal year, the Committee shall certify, in writing: (i) the degree to which the Corporation has attained the performance targets, and (ii) the amount of the Annual Incentive Award to be paid to each selected Employee.

                  (B) Notwithstanding anything to the contrary herein, the Committee may, in its discretion, reduce any Annual Incentive Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate: (i) in light of pay practices of competitors; or (ii) in light of the Corporation's, a subsidiary's, or an selected Employee's performance relative to competitors and/or performance with respect to the Corporation's strategic business goals.

         6.3 PAYMENT OF ANNUAL INCENTIVE AWARDS. An Annual Incentive Award shall be paid only if (i) the Corporation achieves at least the threshold performance level; and (ii) the Committee makes the certification described in
Section 6.2.

         6.4      ANNUAL INCENTIVE AWARD PAYMENT FORMS.

                  (A) Annual Incentive Awards shall be paid in cash and/or shares of Common Stock of the Corporation, at the discretion of the Committee. Payments shall be made within 30 days following (i) a certification by the Committee that the performance targets were attained, and (ii) a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in accordance with Section 6.2. The aggregate maximum Annual Incentive Award that may be earned by any Participant on behalf of any one fiscal year (calculated as of the last day of the fiscal year for which the Annual Incentive Award is earned) may not exceed the lesser of two (2) times the Participant's base salary for the fiscal year or $1,000,000.

                  (B) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of each Participant's base salary for the fiscal year, as determined by the Committee.

                         VIII. TERMINATION OF EMPLOYMENT

         7.1.     OPTIONS AND STOCK APPRECIATION RIGHTS.

                  (A) If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant's employment is terminated for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

                  (B) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant's employment is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three months after termination of employment, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant's Agreement that an Option or Stock Appreciation Right shall terminate at an earlier time than set forth above.

                  (C) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant dies while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. Provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant's date of death.

                  (D) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment due to Disability, the Participant shall have the right, within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

                  (E) The Committee, at the time of a Participant's termination of employment, may accelerate a Participant's right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right; provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

                  (F) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants and awards under the Plan as of such date.

         7.2 RESTRICTED STOCK. If a Participant terminates employment for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant's shares of Restricted Stock still subject to the Restriction Period automatically shall expire and be forfeited by the

Participant and, subject to Section 1.6, shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award, but the Committee may include a provision in an Employee's Code
Section 162(m) Restricted Stock Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the Restriction Period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

         7.3 PERFORMANCE SHARES. Performance Share Awards shall expire and be forfeited by a Participant upon the Participant's termination of employment for any reason (other than as provided in Section 8.2, after a Change in Control), and such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee's Code Section 162(m) Performance Share Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the employment period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

         7.4      ANNUAL INCENTIVE AWARDS.

                  (A) A Participant who has been granted an Annual Incentive Award and terminates employment due to Retirement, Disability or death prior to the end of the Corporation's fiscal year shall be entitled to a prorated payment of the Annual Incentive Award, based on the number of full months of employment during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards or, in the event of the Participant's death, to the beneficiary designated by the Participant.

                  (B) A Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Corporation's fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to an Annual Incentive Award payment for that fiscal year.

         7.5 OTHER PROVISIONS. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant's Agreement issued under the Plan.

                     VIII. ADJUSTMENTS AND CHANGE IN CONTROL

         8.1      ADJUSTMENTS.

                  (A) The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards may be issued under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

                  (B) The foregoing adjustments shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         8.2 CHANGE IN CONTROL. Notwithstanding anything contained herein to the contrary, in the event of a Participant's Change in Position subsequent to a Change in Control, (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Restricted Stock granted to such Participant hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; and (iv) for purposes of any Annual Incentive Awards granted to such Participant hereunder, the determination of whether the performance targets have been achieved shall be made as of the date of the Change in Control and payments due should become immediately payable.

                                IX. MISCELLANEOUS

         9.1 PARTIAL EXERCISE/FRACTIONAL SHARES. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock

Appreciation Right or payment of a Performance Share Award or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

         9.2 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods), or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

         9.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         9.4 NON-ASSIGNABILITY. No Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercised only by the Participant, except in the event of the Participant's Disability, in which case the Participant's legal guardian or the individual designated in the Participant's durable power of attorney may exercise the Option or Stock Appreciation Right. Any transferee of the Option or Stock Appreciation Right shall take the same subject to the terms and conditions of this Plan. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         9.5.     SECURITIES LAWS.

                  (A) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (B) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any other securities exchange, recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

         9.6 FOREIGN LAW RESTRICTIONS. Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to any Participant hereunder who is a resident of such foreign nation. To the extent that it shall be impermissible under such foreign laws for such a Participant to pay the exercise price for any Option granted under the Plan (to the extent Vested), the Committee may treat such Participant as being entitled instead to exercise additional Stock Appreciation Rights (to the extent not previously granted in tandem with such Option) which are of equivalent value to the Participant, as determined by comparing the Fair Market Value upon exercise of the number of shares subject to the Option (to the extent Vested), less the Option price of such shares. Further, to the extent that it shall be impermissible under such foreign laws for the Corporation to deliver Common Stock to any such Participant pursuant to any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan (to the extent Vested), the Committee may arrange for payment to the Participant of an equivalent amount of cash in lieu of such shares (less any amount otherwise payable by the Participant), in accordance with all applicable United States and foreign currency restrictions and regulations. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to Participants as would otherwise be provided for in this Plan, the Corporation shall be released from such obligation and shall not be subject to the claims of any Participant hereunder with respect thereto.

         9.7      WITHHOLDING TAXES.

                  (A) The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or Annual Incentive Award. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

                  (B) A Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act. Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

         9.8      TERMINATION AND AMENDMENT.

                  (A) The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards or Annual Incentive Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the adoption of this Plan by the Board, or approval by the shareholders, whichever is earlier, as noted in Section 1.1.

                  (B) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 8.1; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan.

                  (C) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

         9.9 EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation or a Subsidiary.

         9.10 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

         9.11 APPROVAL OF PLAN. As noted in Section 1.1, the Plan has been approved by the shareholders of the Corporation within 12 months of adoption of the Plan by the Board, as required by Section 422 of the Code.


         IN WITNESS WHEREOF, this Amended and Restated 1997 Stock Option and Incentive Plan has been executed on behalf of the Corporation on the 11th day of August, 1997.


                                             SYNTEL, INC.


                                             By:/s/ BHARAT DESAI
                                                ------------------------------
                                                Bharat Desai, President

PROXY                                                                 PROXY
                                  SYNTEL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 23, 2000


     The undersigned appoints Bharat Desai; John Andary and Daniel M. Moore, and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Syntel, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 23, 2000, or at any adjournment thereof.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE AMENDMENT TO SYNTEL, INC.'S 1997 STOCK OPTION AND INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXIES' JUDGMENT.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
                                  SYNTEL,INC.
          PLEASE MARK VOTE IN OVAL IN FOLLOWING MANNER USING DARK INK ONLY. /X/


[                                                                              ]

1. ELECTION OF DIRECTORS           For  Withhold  For All   2. Approval of an Amendment to Syntel, Inc.'s     For  Against  Abstain
   Nominees:01 Bharat Desai and    All    All     Except*      1997 Stock Option and Incentive Plan           / /    / /      / /
            02 Paritosh K. Choksi  / /    / /      / /         (the "Plan")which will increase the number
                                                               of shares of common stock Syntel, Inc. is
                                                               authorized to issue under the Plan.

*Vote withheld from the following nominee:

-------------------------------------------------------



----------------------------------------------------------------------------                       Dated:                  , 2000
                                                                                                         ------------------
                   THIS SPACE RESERVED FOR ADDRESSING
                        (key lines do not print)                                Signature(s)
                                                                                            -------------------------------------

-----------------------------------------------------------------------------   -------------------------------------------------
                                                                                (Please date this proxy and sign exactly as your
                                                                                name appears hereon. If you sign as attorney,
                                                                                executor, administrator, trustee, guardian
                                                                                custodian, or corporate official, please give your
                                                                                full title in such capacity.)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.